                                                                      Exhibit 99
                                                              (SANMINA-SCI LOGO)

PRESS RELEASE

CONTACTS:
Rick Ackel
EVP, Chief Financial Officer

Paige Bombino
Investor Relations
(408) 964-3610


FOR IMMEDIATE RELEASE

                   SANMINA-SCI ANNOUNCES FIRST QUARTER RESULTS

SAN JOSE, CA (JANUARY 20, 2004) -- Sanmina-SCI Corporation (NASDAQ NM: SANM), a leading global electronics manufacturing services (EMS) company, today reported financial results for its first quarter ended December 27, 2003. A reconciliation from pro forma to GAAP results is contained in the attached financials and is available on the Investor Relations section of our website at www.sanmina-sci.com.

FIRST QUARTER FISCAL 2004 HIGHLIGHTS INCLUDE:

- REVENUES OF $2.97 BILLION INCREASED 9% COMPARED TO Q4:03 AND INCREASED 17% OVER Q1:03

-     ADJUSTED PRO FORMA EPS OF $0.05

-     CASH FLOW FROM OPERATIONS APPROXIMATELY $110 MILLION

-     IMPROVEMENT IN ASSET MANAGEMENT, CASH CYCLE DAYS DOWN

-     COMPANY SECURES TWO OEM DESIGN WINS FOR ODM SERVER PRODUCTS


SUMMARY OF PRO FORMA FINANCIAL RESULTS

(Excludes restructuring, integration, impairment and other infrequent or unusual items)

(IN THOUSANDS, EXCEPT PER SHARE DATA)        Q1:04         Q4:03         Q1:03
Revenues                                $2,970,281    $2,732,013    $2,536,961
Operating margin                               1.9%          1.7%          0.9%
Operating income                        $   55,126    $   47,600    $   24,056
Net income                              $   20,230    $    8,849    $    1,380
Adjusted Pro Forma Net Income           $   26,150    $   13,961    $    6,773
Adjusted Pro Forma EPS -- diluted       $     0.05    $     0.03    $     0.01

                                     -more-

PRESS RELEASE

Sanmina-SCI Corporation
January 20, 2004

Page 2

SUMMARY OF GAAP FINANCIAL RESULTS

(Includes restructuring, integration, impairment and other infrequent or unusual items)

(IN THOUSANDS, EXCEPT PER SHARE DATA)        Q1:04         Q4:03         Q1:03
Revenues                                $2,970,281    $2,732,013    $2,536,961
Operating margin (loss)                        1.6%         (2.4%)        (0.5%)
Operating income (loss)                 $   46,189    $  (65,398)   $  (12,433)
Net income (loss)                       $   15,769    $  (85,653)   $   (7,509)
Earnings (loss) per share -- basic      $     0.03    $    (0.17)   $    (0.01)
Earnings (loss) per share - diluted     $     0.03    $    (0.17)   $    (0.01)

PRO FORMA FINANCIAL PERFORMANCE IN THE FIRST QUARTER

For the first quarter ended December 27, 2003, Sanmina-SCI reported revenues of $2.97 billion, an increase of 9%, from $2.73 billion in the fourth quarter ended September 27, 2003, and an increase of 17% from $2.54 billion in the first quarter ended December 28, 2002.

For the first quarter of fiscal 2004 the company reported adjusted pro forma net income of $26.2 million, or $0.05 adjusted pro forma diluted earnings per share, compared to adjusted pro forma net income of $14.0 million, or $0.03 adjusted pro forma diluted earnings per share in the fourth quarter ended September 27, 2003, and adjusted pro forma net income of $6.8 million, or adjusted pro forma diluted earnings per share of $0.01 for the same period last year. Pro forma financial results do not include integration, restructuring and impairment charges and other infrequent or unusual items.

Cash provided by operations was approximately $110 million for the first quarter. The company continues to strengthen its financial management ratios. Cash cycle days came in at 26 days for the quarter.

At December 27, 2003, the company reported $1.2 billion in cash and short-term investments. At quarter-end, the company reported a current ratio of 1.9, working capital of $2.1 billion and shareholders' equity of $3.3 billion.

POSITIVE TREND ACROSS ALL END-MARKETS

Jure Sola, Chairman and Chief Executive Officer of Sanmina-SCI, said, "Clearly we are seeing a positive trend across all of our end-markets, orders have been increasing more steadily, and our customers are talking with a more positive and upbeat tone. We have taken the last two years as a time to position the company for the future. With facilities strategically located and with sufficient capacity, Sanmina-SCI is able to meet its customers' objectives in technology, cost effectiveness and time-to-market requirements, along with being flexible and responsive to their requests."

"This quarter, we made further progress in our ODM strategy, adding two design wins for server products with existing OEM customers. This is an exciting area for Sanmina-SCI, and we believe it underscores the market opportunities of our ODM strategy. Our ODM focus will help our customers with faster time-to-market, leading-edge technology, and shrinking R&D budgets."


                                     -more-

PRESS RELEASE

Sanmina-SCI Corporation
January 20, 2004
Page 3

Mr. Sola concluded by saying, "We are pleased with the continued improvement in our company's performance, but rest assured we aren't done yet, we will continue to strive towards once again being the leader in financial metrics."

COMPANY OUTLOOK

Sanmina-SCI projects second quarter fiscal 2004 revenue to be approximately $2.75 billion to $2.9 billion, and adjusted pro forma diluted earnings per share to be between $0.03 to $0.05 before integration, restructuring and impairment charges and other infrequent or unusual items.

PRO FORMA FINANCIAL INFORMATION

In addition to disclosing operating results determined in accordance with generally accepted accounting principles (GAAP), Sanmina-SCI also provides pro forma operating results that exclude certain items. Management utilizes pro forma operating results as a performance measure and furnishes the information in order to provide investors with additional information to analyze the Company's operating results and facilitate period-to-period comparisons.

COMPANY CONFERENCE CALL INFORMATION

Sanmina-SCI will be holding a conference call regarding this announcement on Tuesday, January 20, 2004 at 5:00 p.m. EST (2:00 p.m. PST). The access numbers are: domestic 877-273-6760 and international: 706-634-6605. The conference will be broadcast live over the Internet. Log onto the live webcast at http://firstcallevents.com/service/ajwz396033372gf12.html. Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI's website at www.sanmina-sci.com. A replay of today's conference call will be available for 48-hours. The access numbers are: domestic 800-642-1687 and international: 706-645-9291, access code: 4809857.

ABOUT SANMINA-SCI

Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering unsurpassed quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

SANMINA-SCI SAFE HARBOR STATEMENT

The foregoing, including the discussion regarding the company's future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the company, changes in customer requirements and in the volume of sales to principal customers, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions, and competition and technological change. The company's actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the company's fiscal year 2003 Annual Report on Form 10-K filed on December 9, 2003 with the Securities Exchange Commission.

                         - FINANCIAL TABLES FOLLOW -

                                     -more-

                            Sanmina - SCI Corporation
                 Pro forma Consolidated Statements of Operations
 (Excluding restructuring, integration, and other infrequent or unusual charges)
                      (in thousands, except per share data)
                                   (unaudited)

                                                                                        Three Months Ended
                                                                                        ------------------
                                                                                   December 27,      December 28,
                                                                                     2003                2002
                                                                                     ----                ----
Net sales                                                                         $ 2,970,281       $ 2,536,961
Cost of sales                                                                       2,829,090         2,428,004
                                                                                  -----------       -----------
Gross profit                                                                          141,191           108,957
Operating expenses:
Selling, general and administrative                                                    77,046            81,101
Research and development                                                                6,899             2,191
Amortization of intangibles                                                             2,120             1,609
                                                                                  -----------       -----------
    Total operating expenses                                                           86,065            84,901
                                                                                  -----------       -----------
Operating income                                                                       55,126            24,056
Other income (expense), net                                                           (27,415)          (21,996)
                                                                                  -----------       -----------
Income before provision for income taxes                                               27,711             2,060
Provision for income taxes                                                              7,481               680
                                                                                  -----------       -----------
Pro forma net income                                                              $    20,230       $     1,380
Non-cash charges, net of tax                                                            5,920             5,393
                                                                                  -----------       -----------
Adjusted pro forma net income (1)                                                 $    26,150       $     6,773
                                                                                  ===========       ===========
Pro forma earnings per share:
   Basic earnings per share                                                       $      0.04       $      0.00
   Diluted earnings per share                                                     $      0.04       $      0.00

Adjusted pro forma earnings per share:
   Basic earnings per share                                                       $      0.05       $      0.01
   Diluted earnings per share                                                     $      0.05       $      0.01

Shares used in computing pro forma and adjusted pro forma per share amounts:
   Basic                                                                              513,379           509,567
   Diluted                                                                            526,357           510,656


(1) Adjusted pro forma net income is defined as GAAP net income with the following adjustments net of tax: amortization of intangibles, non-cash interest expense, integration and restructuring costs, and other infrequent or unusual charges.

                            Sanmina - SCI Corporation
                      Consolidated Statements of Operations
                                     (GAAP)
                    (in thousands, except for per share data)
                                   (unaudited)

                                                          Three Months Ended
                                                          ------------------
                                                     December 27,      December 28,
                                                         2003              2002
                                                         ----              ----
Net sales                                            $ 2,970,281       $ 2,536,961
Cost of sales                                          2,829,090         2,428,004
                                                     -----------       -----------
Gross profit                                             141,191           108,957
Operating expenses:
Selling, general and administrative                       77,046            81,101
Research and development                                   6,899             2,191
Amortization of intangibles                                2,120             1,609
Integration costs                                          1,731             2,396
Restructuring costs                                        7,206            34,093
                                                     -----------       -----------
Total operating expenses                                  95,002           121,390
                                                     -----------       -----------
Operating income (loss)                                   46,189           (12,433)
Other income (expense), net                              (27,415)            1,226
                                                     -----------       -----------
Income (loss) before provision for income taxes           18,774           (11,207)
Provision (benefit) for income taxes                       3,005            (3,698)
                                                     -----------       -----------
Net income (loss)                                    $    15,769       $    (7,509)
                                                     -----------       -----------
Earnings (loss) per share:
   Basic                                             $      0.03       $     (0.01)
   Diluted                                           $      0.03       $     (0.01)
Shares used in computing per share amounts:
   Basic                                                 513,379           509,567
   Diluted                                               526,357           509,567

                             Sanmina-SCI Corporation
        Reconciliation of GAAP net income (loss) to pro forma net income and to adjusted pro forma net income
                                 (in thousands)
                                   (unaudited)

                                                     Three Months Ended
                                                     ------------------
                                                  December 27,   December 28,
                                                      2003           2002
                                                      ----           ----
Net income (loss) - GAAP basis                     $ 15,769       $ (7,509)
Reconciling items, net of tax:
(Gain) loss on early extinguishment of debt              --        (15,559)
Restructuring costs                                   3,197         22,842
Integration costs                                     1,264          1,606
                                                   --------       --------
Pro forma net income without charges                 20,230          1,380
Amortization, net of tax                              1,548          1,078
Non-cash interest charges, net of tax                 4,372          4,315
                                                   --------       --------
Adjusted pro forma net income without charges      $ 26,150       $  6,773
                                                   ========       ========

                            Sanmina - SCI Corporation
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                     (GAAP)

                                                            December 27,    September 27,
                                                                2003            2003
                                                                ----            ----
                                                            (unaudited)     (Derived from
                                                                          audited financials)
ASSETS
Current assets:
     Cash and short-term investments                         $1,163,741      $1,082,988
     Accounts receivable, net                                 1,740,748       1,576,392
     Inventories, net                                         1,070,320         977,799
     Deferred income taxes                                      422,860         421,478
     Prepaid and other current assets                            84,807         109,862
                                                             ----------      ----------
          Total current assets                                4,482,476       4,168,519
Property, plant and equipment, net                              873,798         902,868
Goodwill                                                      2,230,022       2,223,422
Long-term investments                                            26,293          15,614
Deposits and other                                              151,542         139,833
                                                             ----------      ----------
          Total assets                                       $7,764,131      $7,450,256
                                                             ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term debt                       $    3,286      $    3,489
     Accounts payable                                         1,809,247       1,506,998
     Accrued liabilities and other                              354,299         394,906
     Accrued payroll and related benefits                       168,598         130,660
                                                             ----------      ----------
          Total current liabilities                           2,335,430       2,036,053
Long-term liabilities:
     Convertible subordinated debentures                      1,109,810       1,103,537
     Long-term debt                                             814,312         822,093
     Deferred income taxes                                       89,200          90,294
     Other                                                       76,713          75,025
Total stockholders' equity                                    3,338,666       3,323,254
                                                             ----------      ----------
          Total liabilities and stockholders' equity         $7,764,131      $7,450,256
                                                             ==========      ==========

                             Sanmina-SCI Corporation
                            Forward Looking Guidance
                        Three Months Ended March 27, 2004
                     (in billions, except per share amounts)




Net sales                                      $2.75 - $2.90

Adjusted pro forma earnings per share (1)      $0.03 - $0.05

            (1) Forward looking guidance for the quarter ended March 27, 2004 is provided only on an adjusted pro forma basis. The comparable GAAP earnings or loss per share amount is not accessible due to inherent difficulties in predicting certain expenses and gains affecting GAAP earnings or loss, such as the amount and timing of Sanmina-SCI's restructuring costs, as well as debt security repurchases, if any, that could result in gains or losses reported in GAAP earnings.